UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2007

TRC Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09947	06-0853807
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

21 Griffin Road North
Windsor, Connecticut 06095
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(860) 298-9692

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Information

Item 8.01 Other Events.

TRC Companies, Inc. (the “Company”) may issue a variety of equity awards under its 2007 Equity Incentive Plan (the “Plan”).  These awards include, among others, restricted stock, stock options (including both incentive stock options (“ISOs”) and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs), phantom stock, stock bonus awards, other awards (including stock appreciation rights) and performance based awards. As of July 26, 2007, the Company’s Compensation Committee of its Board of Directors approved forms of Notice of Grant of Stock Option and Option Agreement and Restricted Stock Award.

When issuing options under the Plan, the Company issues a Notice of Grant of Stock Options and an Option Agreement to the receiving participant. A copy of the form of Notice of Grant of Stock Options and Option Agreement is attached as Exhibit 99.1 to this report and incorporated herein by reference.

When issuing restricted stock awards under the Plan, the Company delivers a Restricted Stock Award to the receiving participant.  A copy of the form of Restricted Stock Award under the Plan is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
99.1	Form of Notice of Grant of Stock Options and Option Agreement

99.2	Form of Restricted Stock Award

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRC COMPANIES, INC.

Dated: July 30, 2007	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and Chief Financial Officer

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